UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2013

Universal Truckload Services, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-51142	38-3640097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12755 E. Nine Mile Road, Warren, Michigan

(Address of principal executive offices)

48089

(Zip Code)

(586) 920-0100

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 7, 2013, Universal Truckload Services, Inc. held its 2013 Annual Shareholders’ Meeting. Our shareholders considered two proposals, each of which is described in the Proxy Statement dated April 29, 2013 for the meeting. A total of 29,911,749, or 99.5% of the total shares outstanding, were represented in person or by proxy. The final results of votes with respect to the proposals submitted for shareholder vote at the 2013 Annual Shareholders’ Meeting are set forth below.

Proposal 1 – Election of Directors

Our shareholders elected for one-year terms all persons nominated for election as directors as set forth in our proxy statement dated April 29, 2013. The following table sets forth the vote of the shareholders at the meeting with respect to the election of directors:

	For	Withheld
Donald B. Cochran	28,553,793	1,192,945
Matthew T. Moroun	26,911,900	2,834,838
Manuel J. Moroun	27,540,158	2,206,580
Frederick P. Calderone	28,524,861	1,221,877
Joseph J. Casaroll	29,636,328	110,410
Daniel J. Deane	29,636,328	110,410
Michael A. Regan	29,636,328	110,410
Daniel C. Sullivan	28,410,163	1,336,575
Richard P. Urban	29,636,328	110,410
Ted B. Wahby	29,615,720	131,018

There were 165,011 broker non-votes with respect to this proposal.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accountants

Our shareholders voted upon and approved the ratification of the appointment of BDO USA, LLP to serve as our independent registered public accountants for the year ending December 31, 2013. The votes on this proposal were as follows:

For	Against	Abstain
29,910,099	1,650	—

There were no broker non-votes with respect to this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIVERSAL TRUCKLOAD SERVICES, INC.

Date: June 10, 2013	/s/ David A. Crittenden
David A. Crittenden
Chief Financial Officer and Treasurer